May 15, 2017 Thermo Fisher to Acquire Patheon N.V. Exhibit 99.2

Safe Harbor Statement / Use of Non-GAAP Financial Measures The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent and pending acquisitions, including the proposed transaction, may not materialize as expected; the proposed transaction not being timely completed, if completed at all; prior to the completion of the transaction, Patheon’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, licensees, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed transaction; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the U.S. Securities and Exchange Commission ("SEC") and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in Patheon’s Annual Report on Form 10-K for the year ended October 31, 2016 and its subsequent Quarterly Reports on Form 10-Q, including its Quarterly Report on Form 10-Q for the quarter ended January 31, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Patheon’s website, ir.patheon.com, under the heading “SEC Filings,” and in other documents Patheon files with the SEC. While Thermo Fisher or Patheon may elect to update forward-looking statements at some point in the future, Thermo Fisher and Patheon specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either Thermo Fisher’s or Patheon’s views as of any date subsequent to today. Use of Non-GAAP Financial Measures In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS and adjusted operating income, which exclude certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and significant transaction costs; restructuring and other costs/income; and amortization of acquisition-related intangible assets. Adjusted EPS also excludes certain other gains and losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and the results of discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

The tender offer referenced herein has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any ordinary shares of Patheon or any other securities, nor is it a substitute for the tender offer materials that Thermo Fisher and its acquisition subsidiary will file with the SEC. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the SEC by Thermo Fisher and/or its acquisition subsidiary and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by Patheon with respect to the tender offer. The offer to purchase all of the outstanding ordinary shares of Patheon will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. Patheon will also file a proxy statement with the SEC in connection with the extraordinary general meeting of shareholders of Patheon at which the Patheon shareholders will vote on certain proposed resolutions in connection with the transaction (the "EGM Proposals"). THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS), THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SHAREHOLDERS OF PATHEON ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH PERSONS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR ORDINARY SHARES OR MAKING ANY VOTING DECISION. The tender offer materials (including the offer to purchase and the related letter of transmittal and certain other tender offer documents), the solicitation/recommendation statement and the proxy statement (when they become available) and other documents filed with the SEC by Thermo Fisher or Patheon, may be obtained free of charge at the SEC’s website at www.sec.gov or at Patheon’s website at ir.patheon.com or by contacting Patheon’s investor relations department at +1 (919) 226-3165. In addition, investors and shareholders of Patheon may obtain free copies of the tender offer materials by contacting the information agent for the tender offer that will be named in the tender offer statement on Schedule TO. Participants in the Solicitation Patheon, its directors and executive officers and other members of its management and employees, as well as Thermo Fisher and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Patheon’s shareholders in connection with the EGM Proposals. Information about Patheon’s directors and executive officers and their ownership of Patheon ordinary shares is set forth in the proxy statement for Patheon’s 2017 annual general meeting of shareholders, which was filed with the SEC on January 26, 2017. Information about Thermo Fisher’s directors and executive officers is set forth in the proxy statement for Thermo Fisher’s 2017 annual meeting of stockholders, which was filed with the SEC on April 4, 2017. Shareholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the EGM Proposals, including the interests of Patheon’s directors and executive officers in the transaction, which may be different than those of Patheon’s shareholders generally, by reading the relevant documents regarding the transaction which will be filed with the SEC Additional Information Regarding the Transaction

Acquisition of Patheon – Creating Customer & Shareholder Value Patheon – a leading Contract Development & Manufacturing Organization (CDMO) Excellent complementary capabilities that strengthen our unique value proposition for biopharma customers Net purchase price of $7.2B in cash, which includes the assumption of $2.0B of net debt1 Financially compelling and expected to be immediately and significantly accretive to adjusted EPS in first full year after close Expected to close by the end of 2017 1Net debt as of Jan 31, 2017

CDMO: A Large and High-Growth Market A $40B global market growing mid-single to high-single digits Biotech companies typically require a broad set of outsourced development and manufacturing capabilities Larger biopharma players are increasing outsourcing and consolidating to fewer, trusted suppliers Highly fragmented, with top 10 players comprising ~35% of market Development Services Active Pharmaceutical Ingredient Manufacturing Finished Dosage Form Manufacturing $24B market Manufacturing of active pharmaceutical ingredients (APIs): Biologics: large molecules expressed in mammalian and microbial cells Chemical: small molecules $15B market Commercial manufacturing and packaging of finished dosage forms: Complex formulations of tablets, capsules, powders Soft gel products Injectables $2B market Development services include: Drug pre-formulation / formulation Regulatory consulting services Strong leader offering full spectrum of services Focused player with flexible solutions for biologics and expertise with complex chemistries Strong leader covering wide range of finished dosage forms

Patheon Overview

Patheon

- Leading global provider of CDMO services
- Revenue: $1.9B
- Adjusted operating margin of 17%
- ~9,000 employees globally
- 26 manufacturing and development locations



Drug Product Services
Serves Finished Dosage Form Manufacturing Segment
61%
Revenue by Business / Capability
27%
12%
Drug Substance Services
Serves API Manufacturing Segment
Pharmaceutical Development Services



ROW
4%
Europe
28%
Revenue by Geography
North America
68%

Locations



St. Louis, MO
Linz, Austria
Greenville, NC
Ferentino and Monza, Italy
Florence, SC
Manati, Puerto Rico
Drug Product Services
Pharma Development Services
Drug Substance Services - Biologics
Drug Substance Services - API

6
Proprietary and Confidential
Note: Financials reflect LTM as of Jan 31, 2017

ThermoFisher SCIENTIFIC

Strategic Rationale for Acquisition of Patheon Provides entry into the attractive, high-growth, fragmented CDMO market Enhances Thermo Fisher Scientific’s unique customer value proposition for biopharma customers Thermo Fisher’s unmatched global commercial reach opens new opportunities for Patheon Delivers attractive financial benefits to create shareholder value

Complementary Offerings Create Significant Customer Benefits Leading positions in: Cell culture media Single-use technologies Control systems and software Biologics development and manufacturing capability and expertise Leading clinical trials packaging, distribution and logistics provider Formulation development services Clinical trials manufacturing capability Bioproduction Clinical Trials Opportunity Create a unique biologics development and manufacturing capability Enhance our ability to help accelerate innovation and drive productivity in the drug development process Deliver substantial revenue synergies with biopharma customers

Compelling Financial Profile Price Total net cash consideration of $7.2B, which includes the assumption of $2.0B of net debt1 $35 per fully diluted share Returns Attractive return profile and accretive to adjusted EPS Expected to add $0.30 to adjusted EPS in first full year after close Synergies Estimated to generate $120M of total synergies by third full year following the close Cost Synergies: $90M Revenue Synergies: $90M of revenue synergies delivering $30 million of adjusted operating income benefit Significant tax efficiencies created by combined global structure 1Net debt as of Jan 31, 2017

Transaction Overview Financing Fully committed bridge facility in place Permanent financing from issuance of new debt plus approximately $2B of new equity Leverage Pro forma leverage ratio expected to be approximately 4x at close Our strong free cash flow will allow for rapid repayment of debt Path to Completion Completion of the tender offer JLL and Royal DSM have pledged 73% of the shares in favor of the transaction Customary closing conditions including: Applicable regulatory approvals Adoption of certain resolutions relating to the transaction at an Extraordinary General Meeting of Patheon’s shareholders Expected to close by the end of 2017 NOTE: Leverage Ratio = Total debt to trailing twelve months adjusted EBITDA

Acquisition of Patheon – Creating Customer & Shareholder Value Patheon – a leading Contract Development & Manufacturing Organization (CDMO) Excellent complementary capabilities that strengthen our unique value proposition for biopharma customers Net purchase price of $7.2B in cash, which includes the assumption of $2.0B of net debt1 Financially compelling and expected to be immediately and significantly accretive to adjusted EPS in first full year after close Expected to close by the end of 2017 1Net debt as of Jan 31, 2017